Exhibit 10.4

                              EMPLOYMENT AGREEMENT


This Employment Agreement is made by and between Hi-Q Wason Corporation, a British Virgin Island corporation (hereinafter referred to as "Company"). and TUAN-YUAN. HU, an individual (hereinafter referred to as "Employee").

                                    RECITALS

     A. Company is engaged in the business of the design, development and marketing of drinking water for commercial and residential users.

     B. Company desires to employ Employee and Employee desires to be employed by Company, on the terms, covenants, and conditions set forth in this Agreement.

                                    AGREEMENT

     Upon the terms and conditions set forth in this Agreement, the parties agree as follows:

     1. Title, Duties and Authority. Company hereby employs Employee as the Chief Executive Officer of Company. Except as otherwise provided in this Agreement, Employee shall have full power and authority to hire and fire all employees of Company and to supervise, direct, manage and conduct the business of Company on a day-to-day basis. Company's board of directors (the "Board") in its sole discretion from time to time may change or modify the position or duties of Employee and Company may employ Employee in such other capacity or capacities as the Board may from time to time prescribe.

     2. Employment.

          2.1 Performance of Duties. During Employee's employment hereunder, Employee shall devote Employee's full performance of Employee's duties under this Agreement with fidelity and in Company's best interests. At all times during Employee's employment, Employee will comply with all reasonably applicable policies and procedures established from time to time by Company and which reasonably relate to the conduct of Company's business.

          2.2 Limitations on Authority. Employee shall at all times be subject to the direction of the Board and in no event shall Employee take any of the following actions on Company's behalf without the Board's specific approval:

               2.2.1 Borrowing or obtaining credit in any amount;

               2.2.2. Executing any guaranty;

               2.2.3 Expending funds in excess of budgeted expenditures for any specified period;

               2.2.4 Selling or otherwise transferring capital assets of Company;

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               2.2.5 Executing any contract or making any commitment for the purchase, sale, lease or rental of any personal or real property or services in an amount exceeding budgeted expenditures; and

               2.2.6 Terminating the services of any managerial or supervisory level employee of Company of hiring any replacement of any managerial or supervisory level employee whose services have been terminated.

          2.3 Noncompetition. Without Company's prior written consent, Employee shall not render other services of any kind for compensation; and Employee will not engage in any other business activity that would interfere or conflict with the performance of Employee's duties under this Agreement. Without limiting the generality of the foregoing, Employee shall not directly or indirectly carry on, engage in, or have any interest in (whether as a director, officer, employee, shareholder, partner, joint venture, trustee, consultant, investor or otherwise) any business activity now or hereafter engaged in by Company.

     3. Duration of Employment. Subject to the provisions for termination provided in Section 8, Employee's term of employment shall commence on , 1999 and continue for a period of five (5) years, terminating at midnight on , 2004.

     4. Place of Employment. Employee shall perform the duties Employee is required to perform under this Agreement at Company's principal offices located at . Further, Company from time to time may require Employee to travel to job sites and other locations on Company's business.

     5. Compensation.

          5.1 Base Salary. Company shall pay Employee a salary at the rate of TEN THOUSAND DOLLARS ($10,000) per month. The monthly salary shall be paid one-half (1/2) on the fifteenth (15th) day of each month and one-half (1/2) on the last day of each month, or any other intervals as determined by Company, but not less than monthly. The salary will be adjusted annually according to the inflation rate in Taiwan, ROC. Any increase in salary shall be as determined from time to time by Company in its sole discretion. Nothing contained in this Section shall prohibit the Board from increasing Employee's salary in the future based upon Employee's performance.

          5.2 Additional Compensation. At the end of each fiscal year of Company, Company may pay Employee such additional compensation for services rendered under this Agreement as may be determined in the sole and absolute discretion of the Board. The Additional compensation will not exceed FIVE percent (5%) of the Company's net income of the current fiscal year. Further, Employees shall receive up to 25,000 options to purchase common stock of the Company at 110% of the current market price.


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          5.3 Employee Benefits. During the term of this Agreement, Employee shall be entitled to receive such benefits, including health insurance, life insurance, automobile allowance, vacation time and the like, as may be agreed upon by Company and Employee in a written letter of understanding. If such a written letter of understanding is executed, it shall be attached to this Agreement. In addition, Employee shall be entitled to receive all other benefits of employment generally available to Company's other employees when and as Employee becomes eligible for them.

          5.4 Withholding. Company shall have the right to deduct or withhold from compensation due to Employee under this Agreement any and all sums required for federal income and Social Security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.

          5.5 Expense Reimbursement. Employee is authorized to incur reasonable for promoting the business of Company, including expenses for entertainment, travel and similar items. Upon adequate accounting by the Employee to Company, Company shall reimburse Employee for these and other expenses reasonably incurred by Employee in connection with Company's business and Employee's duties as Cheif Executive Officer. This reimbursement is subjected to prior approval by the board and such policies as the board may reasonable establish form time to time.

          5.6 Disability. Employee shall be entitled to continue to receive Employee's salary under this Agreement during such time as Employee is unable to perform Employee's duties by reason of illness or incapacity for a period of up to and including a maximum of one (1) year. Thereafter, Employee shall not be entitled to receive any further compensation until Employee returns to full employment as provided by this Agreement. Should Employee be absent from employment for whatever cause for a continuous period of more than one (1) year, Company may terminate this Agreement in which case all obligations of Company under this Agreement shall immediately cease and terminate.

          6.0 Ownership Of Intangibles. All concepts, procedures, programs, processes, ideas, inventions, patents, copyrights, trademarks and other intangible rights that Employee may conceive or develop either alone or in conjunction with others, during Employee's working hours, and with respect to which (I) the personal, facilities, equipment, supplies or trade secret information of Company was used, (ii) that relate, at the time of conception or reduction to practice of the invention to Company's business, or to Company's actual or demonstrably anticipated research and development, or (iii) that result from any work performed by Employee for Company, shall be the sole property of Company. Employee shall disclose to Company all such items conceived or developed during Employee's employment by Company and for one (1) year thereafter, whether or not the property of Company under the terms of the preceding provisions of this Section, providing that such disclosure shall be received by Company in confidence. Employee shall execute any and all documents required by Company to establish or perfect Company's rights under this Section.

7. Trade Secrets.

          7.1 General. The parties acknowledge and agree that during Employee's employment by Company and in the course of the discharge of Employee's duties hereunder, Employee shall have access to and become acquainted with information concerning the operation of Company, including, without limitation , policies; procedures; operating manuals; business practices, methods and theories; business expertise and knowledge; forms; operational systems and information; data processing systems; contracts; financial, personnel and pricing information; customer lists and information; bidding and pricing strategies; public relations; marketing and sales techniques; names of vendors and suppliers; costs of materials; manufacturing and sales costs; sales prices; matters pertaining to the processes used in the development of Company's projects; compensation paid to employees and other terms of employment; and other information that is owned by company , not otherwise publicly available and used in the operation of Company's business. The parties further acknowledge and agree that this information constitutes Company's trade secrets and that such matters are important, material and confidential and affect the successful conduct of Company's business and it's goodwill, and that any breach of any term of this Section is a material breach of this Agreement.

          7.2 Confidentiality. Employee shall maintain all such trade secrets in strict secrecy and Employee agrees that he will not disclose any such trade secrets, directly or indirectly, to any other person or entity or use them in any way, either while employed by Company or at any other time thereafter, except as required in the course of Employee's employment for Company upon prior written approval of Company.

          7.3 Property of Company. Employee further agrees that all files, lists, records, notebooks, memoranda, reports, books documents, customer lists, other complications of information, correspondence, and similar items relating to Company's business, whether prepared by Employee or others, are used and shall remain exclusively the property of Company and that any such items may be removed from the premises of Company only with express prior consent of the Board. Employee also agrees that upon termination of Employee's employment for any reason, Employee shall deliver promptly to Company all equipment, supplies, files, lists, records, notebooks, memoranda, reports, books, customer lists, correspondence, other written or graphic records and materials, and all compilations of information or data maintained in or by electronic, optical or laser storage or magnetic media, and the like, affecting or relating to Company's business, which are or have been used by Employee or in Employee's possession or under Employee's control.

     8. Termination of Employment.Employee's employment under this Agreement shall terminate as follows:

          8.1 Expiration of Term. Upon the expiration of the term of this Agreement as provided in Section 3.

          8.2 Termination by Company with Cause. Company may terminate Employee's employment upon the majority vote of the Board if Employee commits any act of dishonesty, discloses confidential information or trade secrets of Company without prior written approval of Company, is guilty of gross carelessness or misconduct, unjustifiably neglects Employee's duties under this Agreement, continuously fails or refuses to comply with the policies, standards and regulations of Company, or acts in any way that has a substantially adverse effect on Company's business or reputation.

          8.3 Termination by Company without Cause. If the Company terminates the Employment Agreement other than for cause, Employee will be entitled to one
(1) year of the base salary that he would otherwise be entitled to under the term of the Employment Agreement. In such event, Employee will also be entitled to a prorated portion of any bonus otherwise payable to him with respect to the year of such termination.

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     9. Notices. All notices, requests, demands, instructions or other communications to be given to any party hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of service if personally served on the party to whom notice is to be given; (ii) within twenty-four (24) hours after mailing, if mailed to the party to whom notice is to be given, by first class mail which is registered or certified, return receipt requested, postage prepaid; (iii) within twenty-four (24) hours after being deposited with a recognized private courier service (e.g., Federal Express), if delivered by a private courier service to the party to whom notice is to be given, all charges prepaid; or (iv) when sent, if given by telex or telecopy. Any notice, request, demand, instructions or other communication sent by telex or telecopy must be confirmed within twenty-four (24) hours by letter mailed or delivered in accordance with this Section. All notices shall be properly addressed to the party receiving notice as follows: If to Company to:

Hi-Q Wason Corporation

-------------------------

-------------------------

If to Employee to:

Tuan-Yuan Hu

-------------------------

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The address for the purposes of this Section may be changed by giving written notice of such change.

     10. General Provisions.

          10.1 No Acts Contrary to Law. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such an event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

          10.2 Waiver. Failure to insist upon strict compliance with any of the terms, covenants, and conditions hereof shall not be deemed a waiver of such term, covenant or condition. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, not shall any waiver constitute a continuing waiver; and no waiver shall be binding unless contained in a writing specifically referring to this Agreement and executed by the party making the waiver.

          10.3 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

          10.4 Entire Agreement.This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings, whether oral or written, of the parties and none shall be available to interpret or construe this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless contained in writing specifically referring to this Agreement and executed by Employee and all of the members of the Board.

          10.5 Paragraph Headings. The paragraph headings used in this Agreement are for reference and convenience only, and shall not in any way limit or amplify the terms and provisions hereof, nor enter into the interpretation of this Agreement.

          10.6 Benefit. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and assigns, except that the duties and obligations of Employee hereunder may not be delegated or assigned.

          10.7 Applicable Law. Company and Employee agree that this Agreement and performance under it, and all suits and special proceedings that may ensue from its breach, be construed in accordance with and under the laws of the State of California, and may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of California shall be applicable and shall govern to the exclusion of the law of any other forum and any such action or proceeding shall be brought in the County of Los Angeles, State of California.

          10.8 Representations by Employee. Employee represents and warrants that Employee is free to enter into this Agreement and to perform each of the terms and covenants herein. Employee represents and warrants that Employee is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that Employee's execution and performance of this Agreement is not a violation or breach of any other agreement between Employee and any other person or entity.

          10.9 Representations by Company. Company represents and warrants that it is free to enter into this Agreement and to perform each of the terms and covenants herein. Company represents and warrants that it is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that its execution and performance of it is not a violation or breach of any other agreement between Company and any other person or entity. Company also represents and warrants that each person signing this Agreement and any related document on its behalf has full power and authority to execute this Agreement on behalf of Company.

          10.10 Effective Date. This Agreement shall be effective as of ,1999.


                                         Company:
                                         HI-Q WASON CORPORATION,
                                         a British Virgin Island corporation


Execute on                 , 1999         By:
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                                              ----------------------------------
                                                    Secretary and Treasurer

                                                  Employee:

Execute on                 , 1999         By:
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